Exhibit 99.1

Silvergate Capital Corporation Receives Non-Compliance Notice from NYSE Regarding 10-K Filing

3/20/2023

LA JOLLA, Calif.--(BUSINESS WIRE) -- Silvergate Capital Corporation (“Silvergate” or “Company”) (NYSE:SI), the holding company for Silvergate Bank (“Bank”), today announced that on March 17, 2023 it received a letter from the New York Stock Exchange (the "NYSE") notifying the Company that it is not in compliance with the NYSE's continued listing standards given the Company failed to timely file its Form 10-K for the year ended December 31, 2022. Although Company management has been working diligently to complete required information for the Form 10-K, and a substantial part of such information has been completed, the Company needs more time to complete various tasks related to its Form 10-K and its independent registered public accounting firm requires more time to obtain further information from the Company and complete certain audit procedures.

The NYSE will monitor the status of the Company’s late filing and related public disclosures for up to a six-month period from its due date. If the Company fails to file its delayed filing and has any subsequent delayed filings within six months from the filing due date, the NYSE may, in its sole discretion, allow the Company’s securities to trade for up to an additional six months depending on specific circumstances, as outlined in Section 802.01E of the Listed Company Manual. If the NYSE determines that an additional six-month trading period is not appropriate, suspension and delisting procedures will commence.

Receipt of the NYSE’s letter does not have any immediate effect on the listing of the Company's shares on the NYSE, except that until the Company regains compliance with the NYSE's listing standards, an "LF" indicator will be affixed to the Company's trading symbol.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. There are or will be important factors that could cause the Company’s actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the ability of the Company to wind down the Bank’s operations and liquidate the Bank in an orderly and timely manner and to fully repay customers with deposits; the Company’s ability to successfully resolve claims and preserve any residual value of its assets; the Company’s or the Bank’s ability to obtain applicable regulatory or governmental approvals relating to the wind down and liquidation process; the Company’s ability to comply with the heightened regulatory scrutiny of banking institutions that provide products and services to the digital asset industry; risks and uncertainties, including potential liability and restrictions on the Company’s historical business, resulting from various litigation (including private litigation) and regulatory and other inquiries and investigations against or with respect to the Company, investigations from our banking regulators, congressional inquiries and investigations from the U.S. Department of Justice; the timing and results of our additional procedures and documentation and the completion of audit procedures by our independent registered public accounting firm; the Company’s ability to file its Form 10-K and future SEC reports on a timely basis; the Company’s assessment in accordance with applicable accounting rules regarding the Company’s ability to continue as a going concern for the twelve months following the issuance of its financial statements; the possibility that the Company and the ongoing review by the Company’s independent registered public accounting firm may identify errors or control deficiencies with respect to the Company’s internal controls over financial reporting; the Company's ability to remediate any possible material weaknesses; and other risk factors set forth in the Company’s SEC filings. The inclusion of these forward-looking statements should not be regarded as a representation by us or any other person that such expectations, estimates and projections will be achieved.

Investor Relations:
Edelman Smithfield for Silvergate
(858) 200-3782
investors@silvergate.com

Media:
Edelman Smithfield for Silvergate
press@silvergate.com